EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement is made and entered into as of January 2, 2014, by and between Skkynet Cloud Systems, Inc., a Nevada corporation with an address at 20 Bay Street, Suite 1100, Toronto, Ontario, M5J 2N8, Canada (the “Company”), and __________________, with an address __________________ (the “Purchaser”).

Whereas, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of ___________ shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon the terms and conditions hereof.

Now, Therefore, in consideration of the premises and the mutual agreements contained herein, the Purchaser and the Company hereby agree as follows:

Section 1.	Sale and Purchase of Shares.

1.1           Sale and Purchase of Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, on the Closing (as defined below), the Shares for a purchase price as set forth in Section 2.3 below.

Section 2.	Closing Date; Delivery; Consideration.

2.1           Closing Date.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held within one (1) business day immediately following the execution and delivery of this Agreement or unless otherwise agreed to by the Company and the Purchaser.

2.2           Delivery at Closing.  At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchaser’s name, representing the number of Shares to be purchased by the Purchaser hereunder, against payment of the consideration as indicated herein.

2.3           Consideration. As consideration for the purchase of the Shares as set forth in Section 1 of this Agreement, Purchaser shall pay Seller the amount of ________ U.S. Dollars ($________), to be paid in immediately available funds pursuant to the instructions of the Company.

Section 3.	Representations and Warranties of Company

The Company hereby represents and warrants to the Purchaser as follows:

3.1           Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions described herein in this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in Section 4 of this Agreement and subject to the filings described in Section 3.2 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

3.2           Government Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner.

Section 4.	Representations and Warranties of Purchaser

The Purchaser hereby represents and warrants to the Company as follows:

4.1           Investment Experience.  The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, whether by reason of the Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom the Purchaser has consulted, or the Purchaser’s preexisting business relationship with the Company or any of its officers, directors or controlling persons.  The Purchaser acknowledges that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain.  The Purchaser is able to hold the Shares indefinitely if required and is able to bear the loss of its entire investment in the Shares.

4.2           Investment Intent.  The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

4.3           Restricted Securities.  The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.4           Access to Data.  The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares.  The Purchaser has had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information the Purchaser deems appropriate for assessing the risk of an investment in the Shares.

4.5           Authorization.

a.           This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

b.           The execution, delivery and performance by the Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser pursuant to any such term.

c.           The Purchaser has all necessary power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser and its management.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

4.6           Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501, promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

Section 5.	Miscellaneous

5.1           Governing Law; Construction.  This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws principles thereof.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.2           Survival.  The terms, conditions and agreements made herein shall survive the Closing.

5.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.4           Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

5.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

In Witness Whereof, the undersigned have hereunto set their hands to this Common Stock Purchase Agreement as of the day and year first above written.

COMPANY SKKYNET CLOUD SYSTEMS, INC.

By:
Name:
Title:

PURCHASER

By:
Name: